SUB-ITEM 77K

CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

The Board of Trustees (the “Board”), with the approval and recommendation of the Audit Committee approved Ernst and Young, LLP (“E&Y”) as the Pine Grove Alternative Fund’s (the “Fund”) independent registered public accounting firm.  The Predecessor Fund’s Independent Registered Public Accounting Firm was Rothstein Kass.  Throughout Rothstein Kass tenure, including the Fund’s most recent fiscal period, the Fund had no disagreements with Rothstein Kass on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, and there were no reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K under the Securities Exchanges Act of 1934. With respect to the Fund, Rothstein Kass audit opinion, including the last fiscal period, has not contained either an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles. Further, there were no disagreements between the Fund and Rothstein Kass on accounting principles, financial statement disclosure or audit scope, which, if not resolved to the satisfaction of Rothstein Kass would have caused Rothstein Kass to make reference to the disagreement in Rothstein Kass report. During the last fiscal period of the Fund, neither the Fund nor anyone on its behalf has consulted E&Y on items concerning the application of accounting principles to a specified transaction (either completed or proposed) or the type of audit opinion that might be rendered on the Fund’s financial statements, or concerning the subject of a disagreement of the kind described in Item 304(a)(1)(iv) of Regulation S-K or reportable events of the kind described in Item 304(a)(1)(v) of Regulation S-K.

The registrant has provided a copy of the disclosures  contained in this Exhibit 77K to Rothstein Kass, prior to the date of filing of this Form N-SAR with the U.S. Securities and Exchange Commission, as required by Item 304(a)(3) of Form S-K.  In addition, the registrant  has requested  that Rothstein Kass confirm in a letter  provided to registrant and  addressed  to the  Commission  that  it  agrees  with  the  representations contained in this Exhibit 77K.  Rothstein Kass response addressed to the Commission is included as Exhibit 77(Q)(1)(F) in this Form N-SAR.